UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 5, 2019

Bioethics, Ltd.

(Exact name of Registrant as specified in its charter)

Nevada	333-55254-41	87-045312
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1661 Lakeview Circle, Ogden, UT, 84403

 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 801-399-3632

N/A

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company o

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. o

EXPLANATORY NOTE: Updated to include e-signed version of exhibits. No other changes to the 8K were made.

TABLE OF CONTENTS

      Page No.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS3

EXPLANATORY NOTE4

Item 1.01.  Entry into a Material Definitive Agreement.4

Item 2.01.  Completion of Acquisition of Assets.4

THE CONTRIBUTION AGREEMENT AND RELATED TRANSACTIONS4

DESCRIPTION OF BUSINESS6

DESCRIPTION OF PROPERTIES8

RISK FACTORS8

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS16

EXECUTIVE COMPENSATION17

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS18

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS18

DESCRIPTION OF SECURITIES19

LEGAL PROCEEDINGS21

INDEMNIFICATION OF DIRECTORS AND OFFICERS21

Item 3.02.Unregistered Sales of Equity Securities.22

Item 5.01.Changes in Control of Registrant.22

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment

of Certain Officers; Compensatory Arrangements of Certain Officers.22

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.23

Item 5.06Change in Shell Company Status.23

Item 9.01.Financial Statements and Exhibits.23

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (“Report”) contains forward-looking statements in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding the plans and objectives of management for future operations, projections of income or loss, earnings or loss per share, capital expenditures, dividends, capital structure or other financial items, our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), and the assumptions underlying or relating to any such statement.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

•The implementation of our business model and strategic plans for our business;

•Estimates of our future revenue, expenses, capital requirements and our need for financing;

•Our financial performance;

•Current and future government regulations;

•The real estate market;

•Developments relating to our competitors; and

•Other risks and uncertainties, including those listed under the section titled “Risk Factors.”

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.  Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

EXPLANATORY NOTE

Bioethics, LTD., a Nevada corporation (the “Company”), is in the business of making land acquisitions in areas where we believe there will be relatively high increased population and economic growth. The Company then works to develop the land and, in many cases, may sell some or all of the land prior to completion of the development process.

Item 1.01. Entry into a Material Definitive Agreement

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

THE CONTRIBUTION AGREEMENT AND RELATED TRANSACTIONS

This section describes the material provisions of the Contribution Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Contribution and Subscription Agreement, a copy of which is attached hereto as Exhibit 2.1. Unless otherwise defined herein, the capitalized terms used below are defined in the Contribution and Subscription Agreement.

The Contribution Agreement

On December 5, 2019 (the “Closing Date”), the Company consummated the transactions with First Federal Management Group, Inc., a Utah corporation (“First Federal”) by which the parties entered into a Contribution and Subscription Agreement (“Contribution Agreement”).  Pursuant to the Contribution Agreement, First Federal contributed, assigned and transferred to the Company assets consisting substantially of real property (the “Assets”).

Property descriptions for the parcels held in fee simple are disclosed on Schedule 1 to the Contribution Agreement. Immediately prior to First Federal entering into the Contribution Agreement the Company, First Federal entered into a contribution agreement with its affiliate Atlanta Income & Asset Group, Inc., a Utah corporation, pursuant to which Atlanta contributed, assigned and transferred to First Federal the same Assets transferred to the Company (the “Asset Transfer”).

As part of the Contribution Agreement, First Federal executed a deed transferring the real property Assets from First Federal to the Company. Pursuant to the Contribution Agreement, First Federal contributed, assigned and transferred to the Company the Assets in exchange for the issuance to First Federal of 220,000,000 shares of common stock of the Company (the “Bioethics Common Stock”) representing 95.2% of the issued and outstanding shares of the Company (the “Contribution Consideration”)

The assets transferred to the Company as part of the Contribution Agreement include:

Transfer of Real Property

Eagle Mountain/Fairfield.  The Eagle Mountain property is a 240 acre parcel located in Utah County, Utah. The Eagle Mountain property is encumbered by a lien in the amount of approximately $1,120,000 in connection with a loan secured by the Eagle Mountain property and the debt instrument contains a “due-on-sale” or similar rights and are set out in a promissory note, as amended on March 5, 2019 (“Promissory Note”). The Promissory Note principal is $1,000,000, with interest accruing at the rate of 12% per annum. The maturity date of the Promissory Note is January 31, 2020. The Promissory Note is filed as Exhibit 10.6 to this Current Form 8-K. The Promissory Note is secured by a Deed of Trust with Assignment of Leases first recorded January 22, 2019 in the office of the Utah County Recorder and amended on March 5, 2019 to reflect the amendment to the Promissory Note. The Deed of Trust with Assignment of Leases, as amended, is filed as Exhibit 10.7 to this Current Form 8-K. The current outstanding principal and interest balance of the Promissory Note through the January 31, 2020 Maturity Date is approximately $1,120,000. The Company is working to obtain an extension of the terms of the Promissory Note with the note holder, but has not obtain an extension as of the date of the filing of this Form 8-K.

Kamas. The Kamas property is a 9 acre property located in Summit County, Utah. It was transferred to the Company free and clear of encumbrances.

Rights to Purchase Real Property

Eagle Mountain (Two). The Eagle Mountain (Two) property is a 160 acre property located in Utah County, Utah. It is in a separate area of Eagle Mountain from the Eagle Mountain/Fairfield property. Pursuant to the Contribution Agreement, only the rights to purchase the Eagle Mountain (Two) property were transferred to the Company. The contractual purchase price for the 160 acre parcel is $2,448,000. As of the date of this report, the purchase of the Eagle Mountain (Two) property has not occurred. Pursuant to Addendum 1 of the real estate purchase contract, the current final settlement deadline is June 16, 2020 extendable to December 9, 2020, if two due diligence extensions are exercised. Bioethics currently lacks the funds to pay the full $2,448,000 purchase price. As such, there is no assurance that Bioethics will be able to acquire the Eagle Mountain (Two) property and gain the benefit of its purchase rights to the property.

Rights to Promissory Notes Receivable

$640,000 Promissory Note Receivable from Green Haven Homes, LLC. The $640,000 Note was made by Green Haven Homes, LLC on December 31, 2019. The note was made in connection with a real estate purchase contract that was assigned to the Company as part of the Contribution Agreement wherein real property located in the City of Nibley in Cache County, Utah was sold to Green Haven Homes. The sale closed on December 31, 2019 and resulted in cash proceeds of $397,000 which was used to resolve encumbrances against the property, pay closing costs with approximately $2,500 in cash remaining for Bioethics. In addition to the cash component, the balance of the sales proceeds was paid via a $640,000 promissory note in favor of Bioethics. The interest rate on the Note is 6% per annum. The maturity date is June 15, 2021. The Note is secured by a Trust Deed With Assignment of Leases and Rents which creates liens on the Nibley property. The $640,000 Green Haven Homes Promissory Note is filed as Exhibit 10.8 to this Current Form 8-K.

$500,000 Promissory Note Receivable from Geneva Family Assets, LLC. The $500,000 note was made by Geneva Family Assets, LLC on December 2, 2019 and assigned to Bioethics as part of the Contribution Agreement. The interest rate is the minimum applicable annual federal rate. The maturity date is January 1, 2021. The Note is unsecured. Geneva Family Assets, LLC is a Utah limited liability company and owned and controlled by our majority stockholder and affiliate J Simmons. The $500,000 Geneva Family Assets Promissory Note is filed as Exhibit 10.9_to this Current Form 8-K.

As used in this Report, unless otherwise stated or the context clearly indicates otherwise, the terms “Registrant,” “we,” “us” and “our” refer to the Company, giving effect to the Asset Transfer.

This Report contains summaries of the material terms of various agreements executed in connection with the Asset Transfer described herein. The summaries of these agreements are subject to, and are qualified in their entirety by reference to, these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Prior to the Asset Transfer, we were a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). As a result of the Asset Transfer, we have ceased to be a “shell company.” The information contained in this Report constitutes the information necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (“Securities Act”).

The Asset Transfer will be treated as a “transfer of net assets between entities under common control” for financial accounting purposes. First Federal, the seller of the properties, had control of the properties before selling to the Company, and as a result of the issuance of a majority block of shares in exchange for the properties, First Federal maintains control of the properties subsequent to the transaction.  As such, First Federal purchased a shell company, and therefore is basically moving the assets from its own books over to the Company's books.  In this situation, the properties and associated rights to the properties are transferred over to the Company at their historical cost to First Federal.  There will be a recapitalization because of the stock split and change in control, but the prior year financials will be the Company's, there's no acquisition or reverse acquisition accounting, and no fair market value assessments of the properties.

The issuance of Bioethics Common Stock to the Sellers, in connection with the Asset Transfer have not been registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2), which exempts transactions by an issuer not involving any public offering, and Regulation D and/or Regulation S promulgated by the SEC under that section. These shares may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The foregoing description of the Contribution Agreement does not purport to be complete. For further information, please refer to the copy of the Contribution Agreement that is filed as Exhibit 2.1 to this Report. There are representations and warranties contained in the Contribution Agreement that were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Contribution Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, some representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For these reasons, investors should not rely on the representations and warranties in the Contribution Agreement as statements of factual information.

DESCRIPTION OF BUSINESS

Our Corporate History

The Company was incorporated in 1990 as a Nevada corporation. The Company has not yet generated any significant revenues.

Since its organization in 1990, and up until the Asset Transfer, the Company was not engaged in active business operations and its activities consisted of its search for and evaluation of potential business opportunities for acquisition or participation by the Company.  During that period, the Company incurred limited operating expenses necessary to maintain its status as a corporation in good standing and incurred expenses in connection with its search for and evaluation of potential business opportunities.  Due to the lack of active operations and the Company’s stated purpose of seeking to acquire a currently unknown business opportunity, the Company was classified as a “shell” company subject to all the risks of a new business together with the substantial risks associated with the search for and acquisition of business opportunities.

We currently operate our business from the personal residence of the Company's president in Ogden, Utah.  The Company pays $500 per month for use of this space.

Business

Due to our acquisition of assets pursuant to the Contribution Agreement, our business model has shifted to purchasing, holding, reselling, and in some cases improving undeveloped real property. We target land acquisitions in areas where we believe there will be relatively high increased population and economic growth. In some cases, we may conduct engineering analysis of the real property parcels that we acquire which may include hydraulic, seismic and other analysis. We may also conduct feasibility studies relating to optimal residential density or, in some case, commercial configuration. Many of the density and configuration decisions are contingent upon local governments’ growth targets. During any attempted improvements to real property parcels that we own, there are a significant number of variables that result from governmental approvals, infrastructural developments, economic conditions, availability of credit and demographic shifts. The process of taking several, or in some cases hundreds, of acres of raw land to the point where home or commercial construction can begin takes years as opposed to months. In some cases, projects could require sewage connections, or even construction of new sewage plants, roads, bridges, water ways and other significant infrastructural improvements to accommodate the number of buildings and new inhabitants.  Projects may require agreements with local governments as to who will bear what percentage of the costs of infrastructural improvements necessary to sustain the population influx. In addition, environmental approvals, construction plans and financing arrangements take significant time.

Our business can be deeply affected by downturns in the commercial real estate and homebuilding industries. The last real estate downturn in the Western U.S., where we operate, was in approximately 2006-2009. The timing and severity of downturns are difficult to predict. A downturn can include significant declines in the demand for new homes, the significant oversupply of homes on the market and the significant reductions in the availability of financing for homebuyers. These downturns also affect demand for commercial properties.

Competition

Our competitors include established real estate development companies and individuals. Many of our current and potential competitors have longer operating histories and financial, sales, marketing and other resources substantially greater than those we possess. As a result, our competitors may be able to adapt more quickly to changes in the real estate market or to devote greater resources than we can to the sales of our real estate projects. For example, resistance among groups who wish to curb the building development growth in the area where we own real property to preserve the status quo may be more easily offset by larger firms with more resources that can afford larger and perhaps more skilled professional teams to respond to regulatory issues or organizational interference. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors. As the market for real estate development has evolved, price competition and ability to purchase prime real estate for development has intensified and is likely to continue to intensify. Such competition could adversely affect our gross profits, margins and results of operations. There can be no assurance that we will be able to compete successfully with existing or new competitors. Most of our competitors have substantially greater financial resources than we have, and they have much larger staffs allowing them to analyze more potential transactions, entitle land more quickly and sell it sooner and for more money.

Governmental and Environmental Regulation

The housing and commercial land development industries are subject to increasing environmental, building, zoning and real estate sales regulations by various federal, state and local authorities. Such regulations affect home building by specifying, among other things, the type and quality of building materials that must be used, certain aspects of land use and building design, as well as the manner in which we conduct sales activities and otherwise deal with customers. Such regulations affect development activities by directly affecting the viability and timing of projects.

We must obtain the approval of numerous government authorities which regulate such matters as land use and level of density, the installation of utility services, such as water and waste disposal, and the dedication of acreage for open space, parks, schools and other community purposes. If such authorities determine that existing utility services will not adequately support proposed development (including possibly in ongoing projects), building moratoria may be imposed. As a result, we may need to devote an increasing amount of time to evaluating the impact of governmental restrictions imposed upon a new residential development. Furthermore, as local circumstances or applicable laws change, we may be required to obtain additional approvals or modifications of approvals previously obtained or even stop all work. Such increasing regulation may result in a significant increase in time (and related carrying costs) between our initial acquisition of land and the commencement and completion of its developments.

Before we can develop a property, we must obtain a variety of discretionary approvals from local and state governments, as well as the federal government in certain circumstances, with respect to such matters as zoning, subdivision, grading, architecture and environmental matters. The entitlement approval process is often a lengthy and complex procedure requiring, among other things, the submission of development plans and reports and presentations at public hearings. Because of the provisional nature of these approvals and the concerns of various environmental and public interest groups, the approval process can be delayed by withdrawals or modifications of preliminary approvals and by litigation and appeals challenging development rights. Accordingly, our ability to develop properties and realize income from such projects could be delayed or prevented due to litigation challenging previously obtained governmental approvals. We may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or "slow-growth" or "no-growth" initiatives that could be implemented in the future.

We may be required to expend significant financial and managerial resources to comply with environmental regulations and local permitting requirements. Although we believe that our operations will be in general compliance with applicable environmental regulations, certain risks of unknown costs and liabilities are inherent in developing and owning real estate.

Available Information

Our filings with the Securities and Exchange Commission (“SEC”), including this current report, annual reports on Form 10-K, quarterly reports on Form 10-Q, other current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, are accessible and available to the public to read and copy at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580 Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The reports are also available at www.sec.gov.

DESCRIPTION OF PROPERTIES

The following discussion relates to our business of residential and commercial land development with target properties.  Our principal activities include securing acquisition rights to the property, obtaining zoning and other entitlements for the property, securing financing for the purchase of the property, improving the property’s infrastructure and amenities, and selling the property. Below is a specific summary of each of our current material projects.

Eagle Mountain/Fairfield.  The Eagle Mountain property is a 240 acre parcel located in Utah County, Utah. The Eagle Mountain property is encumbered by a lien in the amount of approximately $1,120,000, as further described in the Section entitled “Transfer of Real Property”. The present intention is to entitle the parcel and develop it into an industrial/business park.

Kamas. The Kamas property is a 9 acre property located in Summit County, Utah. It was transferred to the Company free and clear of encumbrances. The present intention is to entitle the parcel and develop it.

Employees

As of December 31, 2019, we have no contract or full-time employees.

Legal Proceedings

We are not a party to any other legal proceedings, other than ordinary routine litigation incidental to our business, which we believe will not have a material effect on our financial position or results of operations.

RISK FACTORS

The following risk factors apply to the business and operations of the Company. These risk factors are not exhaustive. Investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company. You should carefully consider the following risk factors, as well as the other information included in this Report. In particular, please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Capital Structure

There is no assurance of an active established public trading market, which would adversely affect the ability of the Company’s investors to sell their securities in the public market. Although the Company’s common stock is registered under the Exchange Act and is traded on the OTC Market, an active trading market for the securities does not yet exist and may not exist or be sustained in the future. The OTC Market, also known as the “Pink Sheets,” is an over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market. Prices for securities traded solely on the OTC Market may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for the Company’s common stock will be influenced by a number of factors, including:

•The Company’s ability to obtain additional financing and the terms thereof;

•The Company’s financial position and results of operations;

•Any litigation against the Company;

•Possible regulatory requirements on the Company’s business;

•The issuance of new debt or equity securities pursuant to a future offering;

•Competitive developments;

•Variations and fluctuations in the Company’s operating results;

•Change in financial estimates by securities analysts;

•The depth and liquidity of the market for the Company’s common stock;

•Investor perceptions of the Company; and

•General economic and business conditions.

Shares eligible for future sale may adversely affect the market price of the Company’s common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of the Company’s common stock.

In excess of ninety nine percent (99%) of the shares of common stock issued and outstanding are owned by three stockholders, two of whom will be eligible to sell some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), subject to certain limitations. Rule 144 also permits the sale of securities, without any limitations, by a non-affiliate that has satisfied a six-month holding period commencing one year after the Company is no longer a shell company. Any substantial sale of common stock pursuant to Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

The Company’s common stock is considered a “penny stock” and may be difficult to sell.

The Company’s common stock is considered to be a “penny stock” since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) it is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Additionally, Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.

Holders in the Company’s common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning its financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Company’s common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

As an "emerging growth company" under applicable law, we will be subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

For as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act), we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•taking advantage of an extension of time to comply with new or revised financial accounting standards;

•reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an "emerging growth company." Because of these lessened regulatory requirements, our stockholders would be left without information or rights available to stockholders of more mature companies.

The Company does not intend to pay dividends and stockholders may not experience a return on investment without selling their securities.

The Company has never declared or paid, nor does it intend in the foreseeable future to declare or pay, any cash dividends on its common stock. Since the Company intends to retain all future earnings to finance the operation and growth of its business, stockholders will likely need to sell their securities in order to realize a return on their investment, if any.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we  are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.  If the results of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

Risks Relating to our Business and Industry

The success of our company depends on the continuing contributions of our key personnel.

We have a skilled management team to seek out properties to finance, purchase, entitle, and resale. However, our primary manager J Simmons is in his early 90s. It is unknown how long Mr. Simmons will be able to continue to drive our real estate operations and whether a replacement can be identified and hired. It is unclear whether any current members of our management team have the ability to successfully manage our real estate business.

We may not be able to refinance, extend or repay our substantial indebtedness owed to our senior secured lender, which would have a material adverse affect on our financial condition and ability to continue as a going concern.

We owe approximately $1,120,000 (“Senior Debt Amount”) to a third party pursuant to the $1,000,000, 12% Promissory Note which matures on January 31, 2020. The Promissory Note is secured by a Deed of Trust relating to the 240 Eagle Mountain/Fairfield property in Utah County, Utah. We anticipate that we will need to raise a significant amount of debt or equity capital in the near future in order to repay our outstanding debt obligations owed to our senior secured lender when they mature. If we are unable to raise sufficient capital to repay these obligations at maturity and we are otherwise unable to extend the maturity dates or refinance these obligations, we would be in default. We cannot provide any assurances that we will be able to raise the necessary amount of capital to repay these obligations or that we will be able to extend the maturity dates or otherwise refinance these obligations. Upon a default in the Senior Debt Amount, our senior secured lender would have the right to exercise its rights and remedies to collect, which would include foreclosing on our 240 Eagle Mountain/Fairfield property. Accordingly, a default would have a material adverse effect on our business and financial condition.

Our debt level may have a negative impact on our income and asset value.

We borrow money to finance the acquisition of some of our properties. In the future, we intend to continue to borrow money to finance property acquisitions, and may use borrowed funds for other development and operating activities. As a result of our use of debt, we would be subject to the risks normally associated with debt financing. For instance, our cash flow may be insufficient to make required payments of principal and interest, we may be unable to refinance some or all of our indebtedness, future refinancing may not be on terms as favorable as those of the existing indebtedness, required payments on mortgages and on our other indebtedness may not be reduced if the economic performance of any property declines, our debt service obligations may reduce funds available for distribution to our shareholders; and we may default on our indebtedness which could result in acceleration of those obligations.

If the economic performance of any of our properties declines, our ability to make debt service payments would be adversely affected. If a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, we may lose that property to lender foreclosure with a consequent loss of income and asset value. We do not have a policy limiting the amount of debt that we may incur. Accordingly, our management and Board of Directors have discretion to increase the amount of our outstanding debt at any time. Our total liabilities to total market capitalization may exceed those normally carried by our competitors. Our potentially higher leverage levels may make it difficult to obtain any additional financing based on our portfolio or to refinance existing debt on favorable terms or at all.

We face a strong competitive market, which could limit our ability to secure attractive investment opportunities.

Our business strategy contemplates expansion through acquisition. The commercial real estate industry is highly competitive, and we compete with substantially larger companies and REITs, for the acquisition, development and operation of properties. Some of these companies are national or regional operators with far greater resources than we have. As a result, we may not be able or have the opportunity to make suitable investments on favorable terms in the future.

New developments and acquisitions may fail to perform as we expect.

We intend to continue to selectively develop and acquire properties. In deciding whether to acquire or develop a particular property, we make assumptions regarding the expected future performance of that property. In particular, we estimate the return on our investment based upon the increased value which results from legal improvements. When we acquire a property, our intent is to reposition or redevelop that property with the goal of increasing profitability. Our estimate of the costs of repositioning or redeveloping an acquired property may prove inaccurate, which may result in our failure to meet our profitability goals. If one or more of these new properties do not perform as expected or we are unable to successfully integrate new properties into our existing operations, our financial performance may be adversely affected.

Real estate investments are inherently risky, which could adversely affect our profitability and our ability to make distributions to our shareholders.

Real estate investments are subject to varying degrees of risk. If we acquire or develop properties and the acquisitions do not generate sufficient operating cash flow to meet operating expenses, including debt service, capital expenditures and other improvements, our income and ability to pay dividends to our shareholders will be adversely affected. Income from properties may be adversely affected by decreases in resale prices due to real or perceived market downturns, competition or other factors; changes in economic conditions; increases in operating costs such as real estate taxes, insurance premiums;  changes in interest rates and the availability of financing; and changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

In the event that a real estate bubble exists in the United States and the bubble breaks, there would be a decrease in our projected profits and unexpected losses could occur which would negatively impact your investment.

A real estate bubble is a type of economic bubble that occurs periodically in local or global real estate markets. It is characterized by rapid increases in valuations of real property such as housing until they reach unsustainable levels relative to incomes and other economic elements. Between 2006 and 2009 real estate bubbles existed in many parts of the United States and prices decreased dramatically over a period of years. As was the case in 2009, real estate bubbles are invariably followed by severe price decreases that can result in many owners holding mortgage debts higher than the current value of their property. As with any type of economic bubble, it is difficult for many to identify except in hindsight, after the crash. Unlike a stock market crash following a bubble, a real-estate "crash" is usually a slower process, because the real estate market is less liquid than the stock market. In the event that real estate bubbles exists in the United States and any or all of those bubbles break or continue to break, there would be a further decrease in our projected profits and unexpected losses could occur which would negatively impact your investment.

Future terrorist attacks in the United States may result in declining economic activity, which could reduce the demand for and the value of our properties.

Future terrorist attacks in the United States, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of terrorism or war, may result in declining economic activity and reduced demand for our properties. A decrease in demand would make it difficult for us to renew or release our properties at lease rates equal to or above historical rates. Terrorist activities also could directly impact the value of our properties through damage, destruction or loss.

These types of events also may adversely affect the markets in which our securities are sold. These acts may cause further erosion of business and consumer confidence and spending and may result in increased volatility in national and international financial markets and economies. Any one of these events may cause a decline in the demand for real estate, delay the time in which our properties are entitled and sold and limit our access to capital or increase our cost of raising capital.

General economic conditions may adversely affect our financial condition and results of operations.

Continued periods of economic slowdown or recession in the United States and in other countries, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur or continue, could result in a general decline in land values, which would adversely affect our financial position, results of operations, cash flow, and ability to satisfy our debt service obligations and to make distributions to our shareholders. At the present time, there is a severe recession in the U.S. and world and we do not know when it will slow or end.

There is limited liquidity in our real estate investments, which could limit our flexibility.

Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We may not be able to dispose of an investment when we find disposition advantageous or necessary, and the sale price of any disposition may not recoup or exceed the amount of our investment. In addition, federal tax laws may impact our ability to sell properties without adversely affecting returns to our shareholders.

We may suffer environmental liabilities which could result in substantial costs.

Under various environmental laws, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances, including asbestos-containing materials that are located on or under the property. These laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of those substances. In connection with our ownership and operation of properties, we may be liable for these costs, which could be substantial. Also, our ability to arrange for financing secured by that real property might be adversely affected because of the presence of hazardous or toxic substances or the failure to properly remediate any contamination. In addition, we may be subject to claims by third parties based on damages and costs resulting from environmental contamination at or emanating from our properties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The discussion contains forward-looking statements that involve risks and uncertainties, such as statements of our future plans, objectives, expectations and intentions. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Report, particularly in “Risk Factors.”

The following are some factors we believe could cause our actual results to differ materially from expected or historical results:

•We participate in the real estate market which is often affected by and  subject to uncertain economic conditions, which makes it difficult to estimate growth and, as a result, future income and expenditures.

•Our future success will depend upon our ability to continue to raise equity financing to fund the purchase of real estate, improvements and entitlements as well as our ability to obtain debt financing, both of which are highly dependent upon several economic conditions that are beyond our control.

•We cannot predict the consequences of future geo-political events, but they may affect adversely the markets in which we operate our ability to insure against risks, our operations or our profitability.

•We face certain significant risk and potential liabilities that may not be covered adequately by insurance or indemnity.

•The effects of a possible recession in the United States or general downturn in the global economy, including financial market disruptions may have an adverse impact on our business, operating results or financial position.

Since the Asset Transfer, we are now engaged in purchasing, holding, reselling, and in some cases improving undeveloped real property. We target land acquisitions in areas where we believe there will be relatively high increased population and economic growth. During any attempted improvements to real property parcels that we own, there are a significant number of variables that result from governmental approvals, infrastructural developments, economic conditions, availability of credit and demographic shifts. The process of taking several, or in some cases hundreds, of acres of raw land to the point where home or commercial construction can begin takes years as opposed to months.

In deciding whether to acquire or develop a particular property, we make assumptions regarding the expected future performance of that property. In particular, we estimate the return on our investment based upon the increased value that results from our improvements. When we acquire a property, our intent is to reposition or redevelop that property with the goal of increasing profitability. Our estimate of the costs of repositioning or redeveloping an acquired property may prove inaccurate, which may result in our failure to meet our profitability goals. If one or more of these new properties do not perform as expected or we are unable to successfully integrate new properties into our existing operations, our financial performance may be adversely affected.

Moreover, another long stated risk that we face, among others, is “decreases in [land] resale prices due to competition or other factors” and “changes in economic conditions” could negatively affect our operations.

Eagle Mountain/Fairfield.

We own a 240 acre parcel located in Utah County, Utah. We intend to improve this property for future sale. We do not intend to own any structures built on the property. The Eagle Mountain property is encumbered by a lien in the amount of approximately $1,120,000 in connection with a loan secured by the Eagle Mountain property and the debt instrument contains a “due-on-sale” or similar rights and are set out in a promissory note, as amended, dated January 22, 2019, as further described in the Section entitled “Transfer of Real Property”.

Kamas.

We own a 9 acre property located in the Kamas area of Summit County, Utah. We intend to improve this property for future sale.

Rights to Purchase Real Property

Eagle Mountain (Two).

We have the right to purchase 160 acres of raw land in the Eagle Mountain are of Utah County, Utah for $2,448,000. As of the date of this report, the purchase of the Eagle Mountain (Two) property has not occurred. If we are able to complete the purchase of the property, we intend to improve this property for future sale.

Prior to December 5, 2019, the Company was a shell company that conducted no active business operations other than seeking business opportunities for acquisition or participation by the Company.

The Report of Independent Registered Public Accounting Firm on the Company’s 2018 audited financial statements addresses an uncertainty about the Company’s ability to continue as a going concern, indicating that the Company has incurred losses since its inception and has no on-going operations.  The report further indicates that these factors raise substantial doubt about the Company’s ability to continue as a going concern.  At December 31, 2018, the Company had a working capital deficit of $268,622 and an accumulated deficit of $759,238.  The Company incurred net losses of $73,539 and $64,223 for its fiscal years ended December 31, 2018 and 2017, respectively.  There can be no assurance that the Company will be able to obtain the additional debt or equity capital required to continue its operations.

The Fiscal Year Ended December 31, 2018 Compared to the Fiscal Year Ended December 31, 2017

The Company did not conduct any operations during its fiscal years ended December 31, 2018 or 2017, respectively.  At December 31, 2018, the Company had cash in the amount of $31,698 as compared to cash at December 31, 2017 in the amount of $1,724.  The increase in cash from 2018 compared to 2017 is mainly the result of proceeds received from notes payable – related party issued by the Company.

At December 31, 2018, the Company had current liabilities of $300,320, consisting of accounts payable of $28,340, accounts payable – related party of $1,500, accrued interest payable – related party of $11,670, accrued interest of $7,890, notes payable of $95,000, and notes payable – related party of $155,920.  At December 31, 2017, the Company had current liabilities of $189,092, consisting of accounts payable of $8,340, accounts payable – stockholder of $500, accrued interest payable – stockholder of $8,918, accrued interest of $4,334, notes payable of $35,000, and notes payable – stockholder of $132,000.  The Company had a working capital deficit of $268,622 at December 31, 2018 as compared to a working capital deficit of $185,368 at December 31, 2017.

The Company did not generate revenues during its 2018 or 2017 fiscal years. The Company’s general and administrative expenses were $53,981 during the year ended December 31, 2018 as compared to $48,220 during the year ended December 31, 2017. The Company did not expect a significant change in general and administrative expenses.

The Company incurred a net loss of $73,539 during the year ended December 31, 2018 as compared to a net loss of $64,223 during the year ended December 31, 2017. The $9,316 increase in net loss in 2018 as compared to 2017 is primarily the result of increased general and administrative expenses and increased interest expense related to notes payable of the Company.

Net cash used by operating activities was $43,946 during the 2018 fiscal year resulting primarily from the net loss of $73,539, which was offset by depreciation in the amount of $285, a decrease of $2,000 in prepaid expenses, a $21,000 increase in accounts payable and a $6,308 increase in accrued interest.  Net cash used by operating activities was $71,176 during the 2017 fiscal year resulting primarily from the net loss of $64,223, which was offset depreciation in the amount of $286, an increase of $2,000 in prepaid expenses, a $2,649 increase in accounts payable and a $7,888 increase in accrued interest.

There were no cash flows from investing activities during the 2018 and 2017 fiscal years.

Net cash provided by financing activities was $73,920 during the 2018 fiscal year which consisted of proceeds received from the issuance of notes payable in the amount of $108,920, the repayment of notes payable of $25,000 and the repurchase of common stock in the amount of $10,000.  Net cash provided by financing activities was $7,000 during the 2017 fiscal year which consisted of the repayment of convertible notes in the amount of $100,000, and the proceeds from notes payable – stockholder in the amount of $107,000.

The Company cannot presently foresee the cash requirements of any business opportunity which may ultimately be acquired by the Company.  However, since it is likely that any business it acquires will be involved in active business operations, the Company anticipates that an acquisition will result in increased cash requirements as well as increases in the number of employees of the Company.

Off-Balance Sheet Arrangements

The Company has not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Critical Accounting Policies

Due to the lack of current operations and limited business activities, the Company does not have any accounting policies that it believes are critical to facilitate an investor’s understanding of the Company’s financial and operating status.

Recent Accounting Pronouncements

The Company has not adopted any new accounting policies that would have a material impact on the Company’s financial condition, changes in financial condition or results of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 3, 2020, the number of shares of the Company’s common stock, par value $0.001, owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Company’s common stock, and by each of the Company’s officers and directors, and by all officers and directors as a group.  On such date there were 231,000,000 shares of the Company’s common stock issued and outstanding.

Name	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage Of Class

J Simmons Mark Scharmann, CEO and Director	Common Stock Common Stock	220,000,000(2) 5,275,000	95.2% 2.3%
Elliott N. Taylor, Director	Common Stock	4,725,000	2.0%
All Executive Officers And Directors as a Group (2 Persons)	Common Stock	10,000,000	4.3%

(1)As reported above, the term “beneficial owner” is defined broadly under Exchange Act Rule 13d-3 to include “any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise” has or shares voting or investment power with respect to a registered equity security.

(2)The shares are held in the name of First Federal Management Group, Inc., which is owned and controlled by J Simmons.

Change of Control

As a result of the issuance of the shares pursuant to the Asset Transfer and related transactions, a change in control of the Company occurred as of December 5, 2019. Except as described in this Report, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors, Executive Officers and Significant Employees

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Asset Transfer:

Name	Age	Positions Held with the Registrant

Mark A. Scharmann 61 Director, President and Chief Executive Officer

Elliott N. Taylor61Director

Keven Walgamott 60 Director, Vice President

Paul Sims 50Director, Secretary/Treasurer

J Simmons93Significant Employee

Biographies of Directors and Executive Officers

Mark A. Scharmann.  Mark A. Scharmann.  For the past several years Mr. Scharmann has been a private investor in residential real estate and private and public companies.  Mr. Scharmann became interested in investing in emerging growth companies in December 1979 while attending Weber State College. He compiled and edited a publication titled Digest of Stocks Listed on the Intermountain Stock Exchange (Library of Congress Cat. No. 80-82407). In 1981, he compiled and edited an industry directory called the OTC Penny Stock Digest (Library of Congress Cat. No. 80-82471). For the past several years Mr. Scharmann has also consulted with both public and privately held companies relating to management, mergers and acquisitions, debt and equity financing, capital market access, and introductions to investor relations groups. In addition to being and officer and director of Bioethics, Ltd., Mr. Scharmann is an officer and director of Spirits Time International, Inc., a beverage industry company listed on the OTC Markets under the symbol (“SRSG”). He is an officer of Roycemore Corporation, a private firm specializing in the development and acquisition of self-storage facilities. Mr. Scharmann was a co-founder of Bio-Path Holdings, Inc., an oncology-focused biotechnology company. He was a co-founder of wffl.com, a youth sports information web site. He graduated from Weber State University, Ogden, UT in 1997 with a Bachelors of Integrated Studies Degree in Business, Psychology and Health Education.

Elliott N. Taylor. Since 2012, Mr. Taylor has been the manager and founder of IF Group, LLC, the operator of e-commerce website bariatriceating.com. IF Group, LLC, supplies nutritional food supplements, flavored protein powders and ready-made drinks formulated to address deficiencies found in individuals that have undergone bariatric weight loss surgery. Since 1993, Mr. Taylor, a licensed lawyer in the state of Utah, has provided legal and business consulting services to clients in a wide range of corporate and securities law matters, including representation in connection with acquisitions, mergers and change-of-control transactions. Mr. Taylor has also provided legal services with respect to initial and follow-on public offerings; limited or private offerings; debt and equity financings, periodic reporting compliance, secondary trading and blue sky requirements; general consultation regarding capital formation, securities law compliance; corporate governance, internal controls, and compliance matters. Mr. Taylor’s clients have been high technology, alternative energy, real estate development, venture capital, environmental remediation, mining and medical technology businesses located in the United States, Mexico, Canada, China, and the United Kingdom.

Keven Walgamott has been a Realtor since 2005. Mr. Walgamott is an Associate Broker with Realtypath International.  Prior to his career as a Realtor, Mr. Walgamott was employed by Micron Technology, Inc. in Boise, Idaho for over 15 years as an accountant. Mr. Walgamott has a Masters of Business Administration from Idaho State University, a Bachelor of Business Administration in Accounting from Boise State University and a Bachelor of Science in Economics from Idaho State University.

Paul Sims is a civil engineer with experience working on a variety of engineering projects. He has extensive experience with transportation design and utility improvements. Paul has been involved in the design of signalized intersections, roadway improvements, freeway signing and striping layout, right-of-way, storm water collection and drainage systems, municipal culinary water systems, transportation master plans, and freeway lighting. Paul is also familiar with land planning and community master planning as well as the entitlement process with multiple cities that he has completed projects from start to finish. Paul is familiar with the Utah Department of Transportation (UDOT) design processes including department standards and specifications as well as the application of AASHTO and MUTCD design standards. Mr. Sims is employed by Jack Johnson Consulting, LLC and previously worked for Civil Science, Inc. 3160 Club House Dr., Lehi, Utah 84043.

J Simmons began attending Emory University in Albany Georgia as a pre-med student in 1944. He switched majors to business administration in 1945 at the time he received his general contractors license and began his first foray into construction. He served in the U.S. Navy from 1945 to 1947. After his service in the Navy, he returned home and continued working as a general contractor completing his first two residential subdivisions in 1951 and 1952. He became a member of the board of directors for Owens Bank and Trust in 1952. Owens Bank subsequently became the National Bank of Albany. From 1952 to the present Jay has been focused in financing real estate joint ventures involving residential subdivisions and commercial strip malls.

Code of Ethics

The Company has not adopted a Code of Ethics that applies to its executive officers, including its principal executive, financial and accounting officers.  Due to the fact that the Company has increased its number of officers and directors it is considering adopting a code of ethics.

Audit Committee

We have no separate audit committee currently. The entire Board oversees our audits and auditing procedures.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the Board be “independent” and, as a result, we are not at this time required to have our Board comprised of a majority of “Independent Directors.”

EXECUTIVE COMPENSATION

Prior to the Asset Transfer, Mark Scharmann served as the sole officer and director of the Company.  Mr. Scharmann does not currently receive any compensation from the Company.  The Company has not paid any compensation to any officer during the past three years nor has the Company granted any stock options or restricted stock to its officers during the past three years.

The Company has no retirement, pension, profit sharing, or insurance or medical reimbursement plans covering its officers or directors, and is not contemplating implementing any of these plans at this time.

The Company’s directors do not receive any compensation for serving as directors of the Company and no compensation was paid to the Company’s sole director during the 2019 or 2018 fiscal years.

Employment Agreements and Other Arrangements with Named Executive Officers

None. However, these executives expect to enter into employment agreement with Bioethics in the near future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On December 5, 2019, in connection with the Contribution, a $500,000 Promissory Note was assigned to the Company. The Promissory Note is payable by Geneva Family Assets, LLC which is owned and controlled by our majority stockholder and affiliate J Simmons. The interest rate is the minimum applicable annual federal rate. The maturity date is January 1, 2021. The Note is unsecured.

On March 8, 2018 the Company entered into a promissory note with a newly-affiliated party in the amount of $43,250. The note is payable on demand and carries interest at 10% per annum.  Accrued interest and interest expense as of and for the year ended December 31, 2018 was $2,825, and $2,825, respectively.

Beginning August 2017, the Company entered into an oral agreement to pay the Company’s sole director $500 per month as payment for use of his personal residence as the Company’s office and mailing address.  The Company recorded rent expense of $6,000 and $2,500 during the years ended December 31, 2018 and 2017, respectively, which is included in the general and administrative expenses on the statements of operations, of which $1,500 and $500 remains payable at December 31, 2018 and 2017, respectively.

In December 2017, the Company borrowed $107,000 from its sole officer and director pursuant to an unsecured promissory note.  On various dates during 2018, the officer advanced the Company an additional $5,670, resulting in total note balances of $112,670 and $107,000 at December 31, 2018 and 2017, respectively.  The cumulative note balance is uncollateralized, due on demand, and accrues interest at 12% per annum.  Interest expense on the note for the years ended December 31, 2018 and 2017 was $13,177 and $668, respectively. During the year ended 2018, interest in the amount of $5,000 was paid on the note. Accrued interest on the note totaled $8,845 and $668 at December 31, 2018 and 2017, respectively.

Our board of directors consists of four persons. Mark Scharmann, Keven Walgamott and Paul Sims are not “independent” within the meaning of Rule 5605(a)(3) of the NASDAQ Marketplace because they are officers of the Company.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Market under the symbol “BOTH”. There is very limited trading of our common stock. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•Our ability to obtain additional financing and the terms thereof;

•Our financial position and results of operations;

•Any litigation against us;

•Possible regulatory requirements on our business;

•The issuance of new debt or equity securities pursuant to a future offering;

•Changes in interest rates;

•Competitive developments;

•Variations and fluctuations in our operating results;

•Change in financial estimates by securities analysts;

•The depth and liquidity of the market for our common stock;

•Investor perceptions of us; and

•General economic and business conditions.

The following table sets forth the high and low bid quotations for our common stock for each of the last two fiscal years, as reported on the OTC Market. Quotations from the OTC Market reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Year Ended 2019
	High	Low
4th Quarter	$ 0.59	$ 0.40
3rd Quarter	1.05	0.50
2nd Quarter	0.54	0.40
1st Quarter	0.54	0.51

	Year Ended 2018
	High	Low
4th Quarter	$ 0.70	$ 0.28
3rd Quarter	0.38	0.30
2nd Quarter	1.11	0.38
1st Quarter	1.30	0.35

Dividend Policy

Our dividend policy is determined by our Board of Directors and depends upon a number of factors, including our financial condition and performance, its cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and any credit or other contractual arrangements may then impose. Bioethics has not paid any cash dividends on the common stock and does not anticipate paying a cash dividend on our common stock in the foreseeable future.

DESCRIPTION OF SECURITIES

The following description of our common stock and provisions of our articles of incorporation and our bylaws, in effect as of the completion of the Asset Transfer, are summaries and are qualified by reference to the articles of incorporation, as amended and restated and the bylaws. The Amended and Restated Articles of Incorporation are filed as Exhibit 3.3 to this Current Form 8-K.

Our current authorized capital stock consists of two hundred seventy five million (275,000,000) shares of stock consisting of (a) two hundred fifty million (250,000,000) shares of common stock, par value, $0.001 per share (the “Common Stock”) and (b) twenty five million shares (25,000,000) of preferred stock (the “Preferred Stock”).

Common Stock

Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders.  Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and, if they do so, minority stockholders would not be able to elect any members to the board of directors.  Our board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the common stock.

Shareholders have no pre-emptive rights to acquire additional shares of common stock.  The common stock is not subject to redemption and carries no subscription or conversion rights.  In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.  The shares of common stock, when issued, will be fully paid and non-assessable. We currently do not accumulate money on a regular basis in a separate custodial account, commonly referred to as a sinking fund, to be used to redeem debt securities.

Holders of common stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends.  We have not paid dividends on common stock and do not anticipate that we will pay dividends in the foreseeable future.

Preferred Stock

We are authorized to issue twenty-five million shares (25,000,000) of Preferred Stock. Our amended and restated articles of incorporation provide that our board of directors has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of the Company’s assets substantially in their entirety, which rights may be greater than the rights of the holders of the common stock.

The issuance of the shares of Preferred Stock may be in one or more series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting that series and distinctive designation of that series;

(2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which dates or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of share of that series;

(8) Any other relative or participation rights, preferences and limitations of that series;

(9) If no shares of any series of Preferred Stock are outstanding, the elimination of the designation, powers, preferences, and right of such shares, in which event such shares shall return to their status as authorized but undesignated Preferred Stock.

The issuance of preferred stock may adversely affect the holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the dividend or liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Common Stock.

Dividends

Our dividend policy is determined by our Board of Directors and depends upon a number of factors, including our financial condition and performance, its cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and any credit or other contractual arrangements may then impose. We have not paid any cash dividends on our common stock and at the current time we do not anticipate paying a cash dividend on our common stock in the foreseeable future. We did not declare or pay any cash dividends on our common stock during the past two fiscal years.

LEGAL PROCEEDINGS

Other than as stated herein, we are not a party to any other legal proceedings, other than ordinary litigation incidental to our business. Although no assurances can be given about the final outcome of pending legal proceedings, at the present time we are not a party to any legal proceeding or investigation that, in the opinion of management, is likely to have a material adverse effect on our business, financial condition or results of operations.

There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder of more than five percent of voting securities, is an adverse party or has a material interest adverse to the above-mentioned companies’ interest.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding, except an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the proceeding, if such person:

•is not liable for breach of his or her fiduciary duties to the Company; or

•acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action, if he or she:

•is not liable for breach of his or her fiduciary duties to the Company; or

•acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company.

Under Nevada law, indemnification may not be made for any claim as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that a court of competent jurisdiction determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the Company shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the Company has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company require that the Company indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or officer of the Company from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director or officer of the Company, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such person from all suits or claims as provided for under the provisions of the Nevada Business Corporation Act; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Company to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Company, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

The indemnification set out in the Company’s bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Contribution Agreement, Bioethics issued 220,000,000 shares to First Federal Management Group, Inc. which is owned by J Simmons. These shares represented approximately ninety-five percent (95%) of the outstanding shares of Bioethics after the offering pursuant to an exemption under Section 4(a)(2) of the Securities Act.

Item 5.01. Changes in Control of Registrant

As a result of the Asset Transfer, Bioethics experienced a change in control with J Simmons effectively acquiring control of us. The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2019, the board of directors of Bioethics appointed Elliott N. Taylor as a Director, Keven Walgamott as a Director and Vice President, and Paul Sims as a Director. In addition, Joshua Turnbow was appointed as Secretary/Treasurer, but resigned shortly thereafter and Paul Sims was appointed to replace him.

The Company takes the position that due to the fact that it is a voluntary filer, it is not required to make the 10 day notice of a change in majority of directors in accordance with 17 CFR § 240.14f-1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2019, the Company amended its articles of incorporation with the State of Nevada Secretary of State increasing the authorized common stock of the Company to Two Hundred Fifty Million (250,000,000) shares, $0.001 par value.

Item 5.06. Change in Shell Company Status

The information in Items 1.01 and 2.01 above are incorporated herein by reference. Following the transactions described above, the Company is no longer considered a shell company, as that term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit Description

No.

2.1 Contribution and Subscription Agreement, dated December 5, 2019, by and among the Company,

Bioethics and First Federal Management Group, Inc.

3.3 Amended and Restated Articles of Incorporation

10.6$1,000,000, 12% interest, Secured Note Payable (Eagle Mountain), as amended on March 5, 2019

10.7First Amendment Deed of Trust Dated March 5, 2019 and Deed of Trust with Assignment of

Leases dated January 22, 2019 (encumbering Eagle Mountain)

10.8$640,000 Promissory Note Receivable from Green Haven Homes, LLC dated December 31, 2019

10.9$500,000 Promissory Note Receivable from Geneva Family Assets, LLC dated December 2, 2019

99.1Press Release

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 23, 2020Bioethics, Inc.

/s/ Mark Scharmann

Mark Scharmann

Chief Executive Officer